Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com
Park Hotels & Resorts Inc. Reports First Quarter 2026 Results
TYSONS, VA (April 30, 2026) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the first quarter ended March 31, 2026 and provided an operational update and an update on its Non-Core hotel disposition initiative.
First Quarter Highlights Include:
•Comparable RevPAR was $191.05, an increase of 2.2% compared to the same period in 2025, or a 5.5% increase when excluding the Royal Palm South Beach Miami, a Tribute Portfolio Resort (“Royal Palm”), which suspended operations in mid-May 2025 for a comprehensive renovation;
•Core RevPAR was $210.52, an increase of 1.5% compared to the same period in 2025, or a 5.4% increase when excluding the Royal Palm;
•Net income and net income attributable to stockholders were $12 million and $11 million, respectively;
•Adjusted EBITDA was $143 million;
•Diluted earnings per share was $0.05; and
•Diluted Adjusted FFO per share was $0.45.

Thomas J. Baltimore, Jr., Chairman and Chief Executive Officer, stated, “I am very pleased with our first quarter results, with Core RevPAR increasing over 5% year-over-year excluding the Royal Palm, driven by continued strength at our resort hotels. At the Bonnet Creek complex in Orlando, combined RevPAR increased approximately 16% as group revenues increased nearly 19%, further demonstrating the continued benefits from our transformative renovation and meeting space expansion. In Hawaii, combined RevPAR increased 2% year-over-year, despite severe storms at the Hilton Hawaiian Village Waikiki Beach Resort that impacted combined Hawaii RevPAR by 340 basis points during the quarter. Additionally, our resort hotels in Santa Barbara and Puerto Rico delivered strong results during the quarter, while our urban hotels in San Francisco, Denver and New York further bolstered our performance with combined RevPAR at our Core urban hotels increasing nearly 2% year-over-year, despite a nearly 170 basis point headwind to Core RevPAR growth from lapping the Super Bowl held in New Orleans last year. Reflecting our strong performance, we have updated our full-year outlook accordingly. While the global environment remains uncertain, including geopolitical tensions in the Middle East and their potential impact on consumer spending and business investment, we expect easier year-over-year comparisons and meaningful demand tailwinds from major events such as the World Cup and the United States’ 250th anniversary celebrations to support lodging fundamentals in key markets.”
Additional Highlights Include:
•Spent $83 million on capital improvements during the first quarter of 2026, including the ongoing comprehensive renovation at the Royal Palm, the final phase of renovations in two of the guestroom towers at both of Park’s Hawaii hotels and the second phase of guestroom renovations at the Hilton New Orleans Riverside;
•Sold two Non-Core hotels thus far in 2026 for gross proceeds of approximately $31 million, which together, contributed approximately $4 million of Hotel Adjusted EBITDA during 2025;
•In April 2026, entered into a new $700 million delayed draw loan facility (“Bonnet Creek Mortgage Loan”), with the ability to draw upon the facility until September 2026. The Bonnet Creek Mortgage Loan will mature in April 2029, and has two consecutive one-year extension options. When drawn upon, the Bonnet Creek Mortgage Loan will be secured by the 1,009-room Signia by Hilton Orlando Bonnet Creek and the 502-room Waldorf Astoria Orlando and associated golf course (collectively, the “Bonnet Creek complex”). The Company expects that the Bonnet Creek Mortgage Loan will be utilized to address upcoming debt maturities, while also extending Park’s overall maturity profile; and

•In April 2026, paid its first quarter cash dividend of $0.25 per share to stockholders of record as of March 31, 2026 and declared its second quarter dividend of $0.25 per share to stockholders of record as of June 30, 2026, to be paid on July 15, 2026.
Non-Core Hotel Dispositions:
•In April 2026, Park sold the 396-room Hilton Seattle Airport & Conference Center, which was subject to a short-term ground lease and had anticipated capital expenditures of over $25 million. In January 2026, Park sold the 193-room Hilton Checkers Los Angeles, which had anticipated capital expenditures of $11 million. The sales generated total gross proceeds of approximately $31 million, which represents 16.3x 2025 EBITDA of both hotels including anticipated capital expenditures. Proceeds from the sales will be used for ongoing return on investment projects in Park’s portfolio and for other general corporate purposes.

Mr. Baltimore added, “We remain laser-focused on enhancing the quality of our iconic portfolio through the disposition of our remaining Non-Core hotels, while continuing to invest in our highest-quality assets and expanding our track record of executing high yielding return on investment projects to create shareholder value. Year-to-date, we have sold two Non-Core hotels for gross proceeds of approximately $31 million and invested $83 million in capital improvements across our Core hotels during the first quarter. The Royal Palm is expected to reopen in June 2026 after its comprehensive renovations and repositioning, and we are excited about the full-scale $96 million renovation of the Ali’i Tower at the Hilton Hawaiian Village Waikiki Beach Resort, with construction expected to begin during the third quarter.”

Selected Statistical and Financial Information
(unaudited, amounts in millions, except RevPAR, ADR, Total RevPAR and per share data)

	Three Months Ended March 31,
	2026	2025	Change(1)
Comparable Hotels:
RevPAR(2)	$191.05	$186.96	2.2%
Occupancy	71.7%	70.0%	1.7	% pts
ADR	$266.47	$267.26	(0.3)%
Total RevPAR	$321.02	$315.66	1.7%

Core Hotels:
RevPAR(3)	$210.52	$207.50	1.5%
Occupancy	73.0%	72.1%	0.9	% pts
ADR	$288.30	$287.54	0.3%
Total RevPAR	$358.86	$353.48	1.5%

Net income (loss)	$12	$(57)	121.1%
Net income (loss) attributable to stockholders	$11	$(57)	119.3%

Operating income	$62	$7	798.4%
Operating income margin	9.9%	1.1%	880	bps

Comparable Hotel Adjusted EBITDA	$152	$153	(0.3)%
Comparable Hotel Adjusted EBITDA margin	25.8%	26.4%	(60)	bps

Core Hotel Adjusted EBITDA	$141	$144	(2.0)%
Core Hotel Adjusted EBITDA margin	27.7%	28.7%	(100)	bps

Adjusted EBITDA	$143	$144	(0.7)%
Adjusted FFO attributable to stockholders	$90	$92	(2.2)%

Earnings (loss) per share – Diluted(1)	$0.05	$(0.29)	117.2%
Adjusted FFO per share – Diluted(1)	$0.45	$0.46	(2.2)%
Weighted average shares outstanding – Diluted	200	200	0
______________________________________________
(1)Percentages are calculated based on unrounded numbers.
(2)Comparable RevPAR, excluding the Royal Palm, increased 5.5% for the three months ended March 31, 2026 compared to the same period in 2025.
(3)Core RevPAR, excluding the Royal Palm, increased 5.4% for the three months ended March 31, 2026 compared to the same period in 2025.

Operational Update on Core Hotels
Results for Park’s Core hotels and Core hotels by type are as follows:

(unaudited, dollars in millions)		RevPAR			Hotel Revenue			Hotel Adjusted EBITDA
	Rooms	1Q26	1Q25	Change(1)	1Q26	1Q25	Change	1Q26	1Q25	Change(1)
Hilton Hawaiian Village Waikiki Beach Resort	2,886	$230.18	$228.03	0.9%	$101	$97	4.1%	$34	$32	4.1%
Hilton Waikoloa Village	661	297.23	281.38	5.6	36	36	(2.0)	11	13	(15.2)
Signia by Hilton Orlando Bonnet Creek	1,009	249.73	220.06	13.5	59	54	10.3	26	23	14.2
Waldorf Astoria Orlando	502	417.28	353.35	18.1	34	29	19.3	14	11	32.7
New York Hilton Midtown	1,878	207.88	189.87	9.5	54	51	5.2	(5)	(4)	(10.0)
Hilton New Orleans Riverside	1,622	153.24	180.02	(14.9)	42	47	(12.2)	16	20	(21.0)
Caribe Hilton	652	353.12	315.29	12.0	31	27	14.7	12	9	29.8
Hilton Boston Logan Airport	604	198.65	182.39	8.9	14	13	8.7	2	2	(4.3)
Hyatt Regency Boston	502	142.02	136.02	4.4	9	8	8.4	1	1	(54.6)
Hilton Santa Barbara Beachfront Resort	360	209.18	170.74	22.5	11	9	23.1	4	3	40.7
Hyatt Regency Mission Bay Spa and Marina	438	178.01	158.57	12.3	13	12	14.1	2	2	29.2
Casa Marina Key West, Curio Collection	311	693.60	633.58	9.5	29	26	9.5	15	13	12.1
The Reach Key West, Curio Collection	150	598.00	562.23	6.4	11	11	0.6	5	5	3.6
Hilton Chicago	1,544	71.16	80.72	(11.8)	19	23	(16.2)	(6)	(3)	(98.1)
Hilton Denver City Center	613	113.38	95.77	18.4	9	9	7.4	2	2	49.8
DoubleTree Hotel Washington DC – Crystal City	627	125.38	137.11	(8.6)	10	11	(4.2)	2	3	(14.0)
Hilton McLean Tysons Corner	458	118.32	138.75	(14.7)	8	9	(15.7)	—	1	(65.7)
JW Marriott San Francisco Union Square	344	376.59	296.35	27.1	16	13	26.2	6	4	46.7
Juniper Hotel Cupertino, Curio Collection	224	172.23	133.75	28.8	4	3	30.0	1	—	125.0
Total Core Hotels excluding Royal Palm	15,385	215.90	204.89	5.4	510	488	4.6	142	137	4.0
Royal Palm South Beach Miami(2)	393	—	309.76	(100.0)	—	14	(100.0)	(1)	7	(116.8)
Total Core Hotels (20 Hotels)	15,778	210.52	207.50	1.5	510	502	1.7	141	144	(2.0)
Non-Core Hotels (11 Hotels)	4,689	125.52	117.92	6.4	81	79	2.7	11	9	26.7
Total Comparable Hotels (31 Hotels)	20,467	$191.05	$186.96	2.2%	$591	$581	1.8%	$152	$153	(0.3)%

			Core ADR			Core Occupancy				Core RevPAR
	Hotels	Rooms	1Q26	1Q25	Change(1)	1Q26	1Q25	Change		1Q26	1Q25	Change(1)
Resort	10	7,362	$341.59	$339.07	0.7%	80.0%	79.5%	0.5	% pts	$273.18	$269.45	1.4%
Urban	6	6,503	238.84	243.92	(2.1)	65.6	63.2	2.4		156.72	154.11	1.7
Airport/Suburban	4	1,913	213.19	202.64	5.2	71.4	74.7	(3.3)		152.31	151.41	0.6
All Types - Core Hotels	20	15,778	$288.30	$287.54	0.3%	73.0%	72.1%	0.9	% pts	$210.52	$207.50	1.5%
______________________________________________
(1)Calculated based on unrounded numbers.
(2)The Royal Palm suspended operations in mid-May 2025 for a comprehensive renovation.
For the three months ended March 31, 2026, Park’s resort hotels drove the performance of its portfolio. The Signia by Hilton Orlando Bonnet Creek and Waldorf Astoria Orlando continued to benefit from the comprehensive renovation and expansion projects completed in early 2024, increasing both group and transient demand, which increased combined RevPAR by approximately 16% and resulted in a combined increase in food and beverage revenue of nearly 15%, or approximately $6 million, for the three months ended March 31, 2026 compared to the same period in 2025. The Hilton Hawaiian Village Waikiki Beach Resort and Hilton Waikoloa Village benefited from an increase in transient demand following the completion of the first phase of guestroom renovations at both hotels last year, with RevPAR at the Hilton Hawaiian Village Waikiki Beach Resort increasing slightly, despite the impact from severe storms, and RevPAR at the Hilton Waikoloa Village increasing nearly 6% for the three months ended March 31, 2026 compared to the same period in 2025. The Caribe Hilton in Puerto Rico benefited from a nearly 95% increase in group revenues, which increased RevPAR by 12% for the three months ended March 31, 2026 compared to the same period in 2025. The Casa Marina Key West, Curio Collection and The Reach Key West, Curio Collection both benefited from strong transient demand, with combined RevPAR increasing approximately 9% for the three months ended March 31, 2026 compared to the same period in 2025. Group and transient revenues at the Hilton Santa Barbara Beachfront Resort and Hyatt Regency Mission Bay Spa and Marina increased a combined 21% and 12%, respectively, driving increases in RevPAR of nearly 23% and 12%, respectively. Additionally, Park’s urban hotel performance was led by the JW Marriott San Francisco Union Square with RevPAR increasing over 27% as group and transient revenues each increased approximately 25%.

These increases were offset by the Royal Palm, which suspended operations in mid-May 2025 for a comprehensive renovation, impacting Core RevPAR by over 390 basis points for the three months ended March 31, 2026 compared to the same period in 2025, as well as the decrease in group and transient demand at the Hilton New Orleans Riverside, primarily due to the Super Bowl being held in New Orleans in 2025, which impacted Core RevPAR by nearly 170 basis points. In addition, group revenues at the Hilton Chicago declined nearly 24% for the three months ended March 31, 2026 compared to the same period in 2025, primarily due to a loss of non-repeating corporate events occurring last year during the typically low demand season. The New York Hilton Midtown also had a slight decrease in Hotel Adjusted EBITDA as a result of higher union-related, utility and other administrative expenses, despite RevPAR increasing nearly 10%.
Additionally, increases in hotel operating expenses were limited to approximately 2.5% for the first quarter of 2026 compared to the same period in 2025, which is within the lower end of the expected full-year range of 2.4% to 3.4%, despite headwinds from an inflationary environment.
Non-Core Disposition Initiative
The status of Park’s Non-Core dispositions since January 1, 2026 is as follows:

(unaudited, dollars in millions)

Status	# of Hotels	Room Count	2025 Hotel Adjusted EBITDA(1)
Sold in 2026	2	589	$4

Remaining Non-Core Hotels To Be Sold	9	4,018	$41
Remaining Safehold Leases(2)	3	959	$16
Total Remaining Non-Core Hotels	12	4,977	$57
______________________________________________
(1)Includes Park’s share from its Non-Core unconsolidated joint venture.
(2)Timing for the disposition of the Hilton Salt Lake City Center, DoubleTree Hotel San Diego - Mission Valley and DoubleTree Hotel Durango cannot be determined given ongoing litigation.
Balance Sheet and Liquidity
As of March 31, 2026, Park’s liquidity was approximately $2.0 billion, including $1 billion of available capacity under the senior unsecured revolving credit facility (“Revolver”) and the undrawn $800 million senior unsecured delayed draw term loan facility (“2025 Delayed Draw Term Loan”). Park expects to draw from both the Bonnet Creek Mortgage Loan and the 2025 Delayed Draw Term Loan to fully prepay, without penalty i) the $121 million secured mortgage loan encumbering the Hyatt Regency Boston at the end of the second quarter, and ii) the $1.275 billion secured mortgage loan encumbering the Hilton Hawaiian Village Waikiki Beach Resort during the third quarter. Park also intends to refinance the $152 million secured mortgage loan encumbering the Hilton Santa Barbara Beachfront Resort during the fourth quarter. As of March 31, 2026, Park’s Net Debt was approximately $3.8 billion, and the weighted average maturity of Park’s consolidated debt is 1.9 years.

Park had the following debt outstanding as of March 31, 2026:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of March 31, 2026
Fixed Rate Debt
Mortgage loan	Hilton Denver City Center	4.90%	September 2026(1)	$50
Mortgage loan	Hyatt Regency Boston	4.25%	July 2026	121
Mortgage loan	Hilton Hawaiian Village Waikiki Beach Resort	4.20%	November 2026	1,275
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	152
Mortgage loan	DoubleTree Hotel Ontario Airport	5.37%	May 2027	30
2028 Senior Notes	Unsecured	5.88%	October 2028	725
2029 Senior Notes	Unsecured	4.88%	May 2029	750
2030 Senior Notes	Unsecured	7.00%	February 2030	550
Finance lease obligations		6.88%	2027 to 2030	1
Total Fixed Rate Debt		5.11%(2)		3,654

Variable Rate Debt
Revolver(3)	Unsecured	SOFR + 2.25%	September 2029	—
2024 Term Loan	Unsecured	SOFR + 2.20%	May 2027	200
2025 Delayed Draw Term Loan(3)	Unsecured	SOFR + 2.20%	January 2030	—
Total Variable Rate Debt		5.88%		200

Less: unamortized deferred financing costs and discount				(16)
Total Debt(4)		5.15%(2)		$3,838
_____________________________________________
(1)The loan matures in August 2042 but became callable by the lender in August 2022 with six months notice. As of March 31, 2026, Park had not received notice from the lender.
(2)Calculated on a weighted average basis.
(3)As of April 30, 2026, Park has approximately $1 billion of available capacity under the Revolver with no outstanding letters of credit and $800 million of its 2025 Delayed Draw Term Loan available.
(4)Excludes $130 million of Park’s share of debt of its unconsolidated joint ventures.

Capital Investments
During the first quarter of 2026, Park spent $83 million on capital improvements at its hotels, and expects to spend between $230 million to $260 million in capital expenditures during 2026. During the first quarter of 2026, Park successfully completed the second and final phase of guestroom renovations and room conversions, totaling approximately $85 million that began in 2025, at two towers of its flagship properties in Hawaii – the 822-room Rainbow Tower at the Hilton Hawaiian Village Waikiki Beach Resort and the 414-room Palace Tower at the Hilton Waikoloa Village. Additionally, in January 2026, Park completed the second of three phases of guestroom renovations, which also commenced in 2025 and totaled over $30 million, in the 1,169-room main tower at the Hilton New Orleans Riverside.

The comprehensive renovation at the Royal Palm, which began in mid-May 2025 and includes a full renovation of all 393 guestrooms at the oceanfront hotel, along with the addition of 11 new guestrooms, is expected to generate a 15% to 20% return on investment. Hotel operations were suspended beginning in mid-May 2025 with an expected reopening in June 2026. Additionally, Park expects to begin $96 million of renovations at the 348-room Ali’i Tower at the Hilton Hawaiian Village Waikiki Beach Resort, along with the addition of three new guestrooms at the premium oceanfront tower, during the third quarter of 2026, continuing its upgrades of the iconic hotel, and expects to complete the third and final phase of the main tower at the Hilton New Orleans Riverside during the fourth quarter of 2026.

Dividends
Park declared a first quarter 2026 cash dividend of $0.25 per share to stockholders of record as of March 31, 2026. The first quarter dividend was paid on April 15, 2026.

On April 24, 2026, Park declared a second quarter 2026 cash dividend of $0.25 per share to be paid on July 15, 2026 to stockholders of record as of June 30, 2026. The declared dividends translate to an annualized yield of approximately 9.0% based on Park’s recent trading levels.

Full-Year 2026 Outlook
Park expects full-year 2026 operating results to be as follows:

(unaudited, dollars in millions, except per share amounts and RevPAR)	Full-Year 2026 Outlook as of April 30, 2026		Full-Year 2026 Outlook as of February 19, 2026		Change at Midpoint
Metric	Low	High	Low	High

RevPAR	$192	$196	$190	$194	$2
RevPAR change vs. 2025	0.5%	2.5%	0.0%	2.0%	50	bps

Net income	$66	$96	$69	$99	$(3)
Net income attributable to stockholders	$58	$88	$62	$92	$(4)
Earnings per share – Diluted(1)	$0.29	$0.44	$0.31	$0.46	$(0.02)

Adjusted EBITDA	$587	$617	$580	$610	$7
Adjusted FFO per share – Diluted(1)	$1.74	$1.90	$1.73	$1.89	$0.01
______________________________________________
(1)Amounts are calculated based on unrounded numbers.
Park’s outlook is based in part on the following assumptions:
•Includes the impact of renovations at the Royal Palm of 30 basis points to RevPAR growth;
•Includes approximately $13 million of incremental interest expense from the expected refinancing of $1.4 billion of mortgage debt maturing in 2026;
•Operating expenses for Park’s hotels are expected to increase 2.4% to 3.4%;
•Fully diluted weighted average shares for the full-year 2026 of 200 million; and
•Park’s current portfolio as of April 30, 2026 and does not take into account potential future acquisitions, dispositions or any financing transactions, except as noted above, which could result in a material change to Park’s outlook.
Park’s full-year 2026 outlook is based on several factors, many of which are outside the Company’s control, including uncertainty surrounding macroeconomic factors, such as inflation, changes in interest rates and the possibility of an economic recession or slowdown, as well as the assumptions set forth above, all of which are subject to change. Additionally, Park’s full-year 2026 outlook does not include assumptions around the incremental impact of tariff announcements (including any foreign tariffs announced in response to changes in U.S. trade policy), changes in travel patterns to or in the U.S. as a result of foreign conflicts, disapproval of U.S. foreign or domestic policy, or government or agency shutdowns as the net effect of such announcements or events cannot be ascertained or quantified at this time.
Supplemental Disclosures
In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.
Conference Call
Park will host a conference call for investors and other interested parties to discuss first quarter 2026 results on May 1, 2026 beginning at 11 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally and requesting Park Hotels & Resorts’ First Quarter 2026 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.
A replay of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, including the use of proceeds from Park’s 2025 Delayed Draw Term Loan and its Bonnet Creek Mortgage Loan, and the anticipated repayment and refinancing of certain of Park’s indebtedness, the completion of capital allocation priorities and expected returns on such projects, the expected repurchase of Park’s stock, the impact from macroeconomic factors (including elevated inflation and interest rates, potential economic slowdown or a recession and geopolitical conflicts or trends, including trade policy, travel barriers or changes in travel preferences for U.S. destinations, including as a result of government and agency shutdowns), the effects of competition and the effects of future legislation, executive action or regulations, tariffs, the expected completion of anticipated dispositions, including of Park’s Non-Core hotels (as defined below), and the declaration, payment and any change in amounts of future dividends and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “hopes” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Park’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events.
All such forward-looking statements are based on current expectations of management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2025, as such factors may be updated from time to time in Park’s filings with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
Park presents certain non-GAAP financial measures in this press release, including Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, FFO per share, Adjusted FFO per share, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, Hotel Adjusted EBITDA margin and Net Debt. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.
About Park
Park is one of the largest publicly-traded lodging real estate investment trusts (“REIT”) with a diverse portfolio of iconic and market-leading hotels and resorts with significant underlying real estate value. Park’s portfolio currently consists of 33 premium-branded hotels and resorts with over 22,000 rooms primarily located in prime city center and resort locations. Visit www.pkhotelsandresorts.com for more information.

PARK HOTELS & RESORTS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	March 31, 2026	December 31, 2025
ASSETS	(unaudited)
Property and equipment, net	$6,976	$6,955
Assets held for sale, net	—	14
Intangibles, net	41	41
Cash and cash equivalents	156	232
Restricted cash	34	32
Accounts receivable, net of allowance for doubtful accounts of $3 and $2	142	116
Prepaid expenses	66	60
Other assets	77	80
Operating lease right-of-use assets	166	170
TOTAL ASSETS (variable interest entities – $207 and $207)	$7,658	$7,700
LIABILITIES AND EQUITY
Liabilities
Debt	$3,838	$3,838
Accounts payable and accrued expenses	225	198
Dividends payable	50	56
Due to hotel managers	104	134
Other liabilities	201	189
Operating lease liabilities	207	209
Total liabilities (variable interest entities – $197 and $198)	4,625	4,624
Stockholders’ Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 202,511,845 shares issued and 201,249,407 shares outstanding as of March 31, 2026 and 200,938,658 shares issued and 199,901,086 shares outstanding as of December 31, 2025	2	2
Additional paid-in capital	4,023	4,031
Accumulated deficit	(937)	(902)
Total stockholders’ equity	3,088	3,131
Noncontrolling interests	(55)	(55)
Total equity	3,033	3,076
TOTAL LIABILITIES AND EQUITY	$7,658	$7,700

PARK HOTELS & RESORTS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2026	2025
Revenues
Rooms	$356	$363
Food and beverage	182	182
Ancillary hotel	60	63
Other	24	22
Total revenues	622	630

Operating expenses
Rooms	97	100
Food and beverage	122	123
Other departmental and support	145	151
Other property	54	57
Management fees	30	30
Impairment	5	70
Depreciation and amortization	64	69
Corporate general and administrative	18	18
Other	24	21
Total expenses	559	639

Loss on sale of assets, net	(1)	—
Gain on derecognition of assets	—	16

Operating income	62	7

Interest income	1	3
Interest expense	(51)	(52)
Interest expense associated with hotels in receivership	—	(16)
Equity in earnings from investments in affiliates	1	—
Other gain, net	—	2

Income (loss) before income taxes	13	(56)
Income tax expense	(1)	(1)
Net income (loss)	12	(57)
Net income attributable to noncontrolling interests	(1)	—
Net income (loss) attributable to stockholders	$11	$(57)

Earnings (loss) per share:
Earnings (loss) per share – Basic	$0.05	$(0.29)
Earnings (loss) per share – Diluted	$0.05	$(0.29)

Weighted average shares outstanding – Basic	199	200
Weighted average shares outstanding – Diluted	200	200

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)	Three Months Ended March 31,
	2026	2025
Net income (loss)	$12	$(57)
Depreciation and amortization expense	64	69
Interest income	(1)	(3)
Interest expense	51	52
Interest expense associated with hotels in receivership(1)	—	16
Income tax expense	1	1
Interest income and expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	—	2
EBITDA	127	80
Loss on sale of assets, net	1	—
Gain on derecognition of assets(1)	—	(16)
Share-based compensation expense	4	4
Impairment	5	70
Other items	6	6
Adjusted EBITDA	$143	$144
______________________________________________
(1)For the three months ended March 31, 2025, represents accrued interest expense associated with the default of the $725 million non-recourse CMBS loan (“SF Mortgage Loan”), which was offset by a gain on derecognition for the corresponding increase of the contract asset on Park’s condensed consolidated balance sheets. The SF Mortgage Loan was assumed by the buyer of the 1,921-room Hilton San Francisco Union Square and the 1,024-room Parc 55 San Francisco – a Hilton Hotel (collectively, the “Hilton San Francisco Hotels”), which were sold by the court-appointed receiver on November 21, 2025.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
HOTEL ADJUSTED EBITDA AND HOTEL ADJUSTED EBITDA MARGIN
COMPARABLE AND CORE HOTELS

(unaudited, dollars in millions)	Three Months Ended March 31,
	2026	2025
Adjusted EBITDA	$143	$144
Less: Adjusted EBITDA from investments in affiliates	(6)	(8)
Add: All other(1)	14	15
Hotel Adjusted EBITDA	151	151
Less: Adjusted EBITDA from hotels disposed of	1	2
Comparable Hotel Adjusted EBITDA	152	153
Less: Adjusted EBITDA from Non-Core hotels	(11)	(9)
Core Hotel Adjusted EBITDA	$141	$144

	Three Months Ended March 31,
	2026	2025
Total Revenues	$622	$630
Less: Other revenue	(24)	(22)
Less: Revenues from hotels disposed of	(7)	(27)
Comparable Hotel Revenues	591	581
Less: Hotel Revenues from Non-Core hotels	(81)	(79)
Core Hotel Revenues	$510	$502

	Three Months Ended March 31,
	2026	2025	Change(2)
Total Revenues	$622	$630	(1.4)%
Operating income	$62	$7	798.4%
Operating income margin(2)	9.9%	1.1%	880	bps

Comparable Hotel Revenues	$591	$581	1.8%
Comparable Hotel Adjusted EBITDA	$152	$153	(0.3)%
Comparable Hotel Adjusted EBITDA margin(2)	25.8%	26.4%	(60)	bps

Core Hotel Revenues	$510	$502	1.7%
Core Hotel Adjusted EBITDA	$141	$144	(2.0)%
Core Hotel Adjusted EBITDA margin(2)	27.7%	28.7%	(100)	bps
______________________________________________
(1)Includes other revenues and other expenses, non-income taxes on TRS leases included in other property expenses and corporate general and administrative expenses in the condensed consolidated statements of operations.
(2)Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
HOTEL ADJUSTED EBITDA
COMPARABLE, CORE AND NON-CORE HOTELS

(unaudited, in millions)	Three Months Ended March 31, 2026
	Total	Core Hotels	Non-Core Hotels

Rooms	$356	$299	$57
Food and beverage	182	157	25
Ancillary hotel	60	54	6
Total hotel revenues	598	510	88

Less:
Rooms expense	97	80	17
Food and beverage expense	122	106	16
Other departmental and support expense	145	117	28
Management fees	30	26	4
Other property expenses(1)	53	40	13
Total hotel expenses	447	369	78

Hotel Adjusted EBITDA	151	141	10
Less: Adjusted EBITDA from hotels disposed of	1	—	1
Comparable Hotel Adjusted EBITDA	$152	$141	$11
______________________________________________
(1)Total other property expenses primarily include real and personal property taxes, other local taxes, ground rent, equipment rent and property insurance incurred in the normal course of business.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NAREIT FFO AND ADJUSTED FFO
(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2026	2025
Net income (loss) attributable to stockholders	$11	$(57)
Depreciation and amortization expense	64	69
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)
Loss on sale of assets, net	1	—
Gain on derecognition of assets(1)	—	(16)
Impairment	5	70
Equity investment adjustments:
Equity in earnings from investments in affiliates	(1)	—
Pro rata FFO of investments in affiliates	—	1
Nareit FFO attributable to stockholders	79	66
Share-based compensation expense	4	4
Interest expense associated with hotels in receivership(1)	—	16
Other items	7	6
Adjusted FFO attributable to stockholders	$90	$92
Nareit FFO per share – Diluted(2)	$0.39	$0.33
Adjusted FFO per share – Diluted(2)	$0.45	$0.46
Weighted average shares outstanding – Diluted	200	200
______________________________________________
(1)For the three months ended March 31, 2025, represents accrued interest expense associated with the default of the SF Mortgage Loan, which was offset by a gain on derecognition for the corresponding increase of the contract asset on Park’s condensed consolidated balance sheets. The SF Mortgage Loan was assumed by the buyer of the Hilton San Francisco Hotels, which were sold by the court-appointed receiver on November 21, 2025.
(2)Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT

(unaudited, in millions)
March 31, 2026
Debt	$3,838
Add: unamortized deferred financing costs and discount	16
Debt, excluding unamortized deferred financing cost, premiums and discounts	3,854
Add: Park’s share of unconsolidated affiliates debt, excluding unamortized deferred financing costs	130
Less: cash and cash equivalents	(156)
Less: restricted cash	(34)
Net Debt	$3,794

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK – EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)	Year Ending
	December 31, 2026
	Low Case	High Case
Net income	$66	$96
Depreciation and amortization expense	252	252
Interest income	(5)	(5)
Interest expense	222	222
Income tax expense	8	8
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	2	2
EBITDA	545	575
Loss on sales of assets, net	2	2
Share-based compensation expense	19	19
Impairment	5	5
Other items	16	16
Adjusted EBITDA	$587	$617

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND
ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

(unaudited, in millions except per share data)	Year Ending
	December 31, 2026
	Low Case	High Case
Net income attributable to stockholders	$58	$88
Depreciation and amortization expense	252	252
Depreciation and amortization expense attributable to noncontrolling interests	(3)	(3)
Loss on sales of assets, net	2	2
Impairment	5	5
Equity investment adjustments:
Equity in earnings from investments in affiliates	(5)	(5)
Pro rata FFO of equity investments	5	5
Nareit FFO attributable to stockholders	314	344
Share-based compensation expense	19	19
Other items	16	18
Adjusted FFO attributable to stockholders	$349	$381
Adjusted FFO per share – Diluted(1)	$1.74	$1.90
Weighted average diluted shares outstanding	200	200
______________________________________________
(1)Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
DEFINITIONS
Comparable
The Company presents certain data for its consolidated hotels on a Comparable basis as supplemental information for investors: Comparable Hotel Revenues, Comparable RevPAR, Comparable Occupancy, Comparable ADR, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin. The Company presents Comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its hotels. The Company’s Comparable hotel financial data includes results from Park’s consolidated hotels and property acquisitions as though such acquisitions occurred on the earliest period presented. Additionally, Comparable hotel financial data excludes results from property dispositions that have occurred prior to April 30, 2026.
Core/Non-Core
The Company’s Core portfolio includes 20 of Park’s consolidated hotels and 1 of Park’s unconsolidated hotels and consists primarily of hotels and resorts that cater to group and leisure demand. As of March 31, 2026, Park’s Non-Core portfolio included 12 consolidated hotels and 1 unconsolidated hotel. As of April 30, 2026, Park had 11 consolidated hotels and 1 unconsolidated hotel remaining in its Non-Core portfolio. Financial data presented for Park’s Core and Non-Core hotels are based on its consolidated hotels only.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin
Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income (loss) excluding depreciation and amortization, interest income, interest expense, income taxes and also interest income and expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude the following items that are not reflective of Park’s ongoing operating performance or incurred in the normal course of business, and thus, excluded from management’s analysis in making day-to-day operating decisions and evaluations of Park’s operating performance against other companies within its industry:
•Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•Costs associated with hotel acquisitions or dispositions expensed during the period;
•Severance expense;
•Share-based compensation expense;
•Impairment losses and casualty gains or losses; and
•Other items that management believes are not representative of the Company’s current or future operating performance.
Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, which excludes hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.
Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.
The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted

EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP. Because of these limitations, EBITDA, Adjusted EBITDA and Hotel Adjusted EBITDA should not be considered as discretionary cash available to the Company to reinvest in the growth of its business or as measures of cash that will be available to the Company to meet its obligations. Further, the Company does not use or present EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin as measures of liquidity or cash flows.
Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, Nareit FFO per share – diluted and Adjusted FFO per share – diluted
Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from (used in) operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income (loss) attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period.
The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:
•Costs associated with hotel acquisitions or dispositions expensed during the period;
•Severance expense;
•Share-based compensation expense;
•Casualty gains or losses; and
•Other items that management believes are not representative of the Company’s current or future operating performance.

Net Debt
Net Debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net Debt is calculated as (i) debt excluding unamortized deferred financing costs; and (ii) the Company’s share of investments in affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents.
The Company believes Net Debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net Debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net Debt may not be comparable to a similarly titled measure of other companies.
Occupancy
Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses Occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.
Average Daily Rate
ADR (or rate) represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in Occupancy, as described above.
Revenue per Available Room
Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: Occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods.
Total RevPAR
Total RevPAR represents rooms, food and beverage and other hotel revenues divided by the total number of room nights available to guests for a given period. Management considers Total RevPAR to be a meaningful indicator of the Company’s performance as approximately one-third of revenues are earned from food and beverage and other hotel revenues. Total RevPAR is also a useful indicator in measuring performance over comparable periods.